UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2012

FRANKLIN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-35085	27-4132729
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

4501 Cox Road, Glen Allen, Virginia 23060

(Address of principal executive offices) (Zip Code)

(804) 967-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 15, 2012, Franklin Financial Corporation (the “Company”) issued a press release announcing its financial results for the three and twelve months ended September 30, 2012. A copy of the Company’s press release, dated November 15, 2012, is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events

On November 15, 2012, the Company’s Board of Directors approved a third stock repurchase program whereby the Company may repurchase up to 645,415 shares, or approximately 5%, of its outstanding common stock either on the open market or through private transactions and will commence upon the completion of the stock repurchase program announced in September 2012. For further information, see the Company’s press release dated November 15, 2012, which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Also on November 15, 2012, the Company’s Board of Directors declared a special dividend of $0.45 per share of the Company’s common stock. The special dividend will be payable on December 18, 2012 to stockholders of record on November 30, 2012. For further information, see the Company’s press release dated November 15, 2012, which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Other Exhibits

(d)	Exhibits

Number	Description

99.1	Press Release dated November 15, 2012

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN FINANCIAL CORPORATION

Date: November 16, 2012	By: /s/ Richard T. Wheeler, Jr.
Richard T. Wheeler, Jr.
Chairman, President and Chief Executive Officer